Exhibit 99.1
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated March 29, 2006
News Release
LanVision Systems, Inc.
Visit our web site at: www.lanvision.com
COMPANY CONTACT:
Paul W. Bridge, Jr.
Chief Financial Officer
(513) 794-7100
FOR IMMEDIATE RELEASE
LANVISION SYSTEMS, INC. REPORTS FOURTH QUARTER AND
FISCAL YEAR 2005 RESULTS
Achieves Record Quarterly Revenues, Operating Profits and Net Earnings
Cincinnati, Ohio, March 29, 2006 — LanVision Systems, Inc. (NASDAQ Capital Market: LANV) d/b/a Streamline Health today announced the financial results for the fourth quarter and fiscal year ended January 31, 2006.
Revenues in the fourth quarter of fiscal year 2005 were a record $6.2 million compared with $5 million in the fourth quarter of fiscal year 2004, an increase of 24%. Operating profits for the fourth quarter were a record $1.9 million compared with $1.2 million in the fourth quarter of fiscal year 2004, an increase of 62%. Net earnings for the quarter were a record $2.7 million or $0.30 per share, compared with $1.6 million or $0.18 per share in the fourth quarter of fiscal year 2004, an increase of 73%.
For the 2005 fiscal year ended January 31, 2006, revenues were $16.1 million compared with $12.7 million in fiscal year 2004, an increase of 26%. Operating profits for the fiscal year were $1.7 million compared with $936 thousand in fiscal year 2004, an increase of 86%. Net earnings for fiscal year 2005 were $2.5 million or $0.28 per share compared with $558 thousand or $0.06 per share in fiscal year 2004, an increase of 357%.
J. Brian Patsy, President and Chief Executive Officer, stated, “We are very pleased that we were able to exceed our internal plans to grow top line revenues by at least 25% and achieve significant earnings growth. As our previous guidance indicated, we anticipated and achieved a strong fourth quarter and the prospects for 2006 are very encouraging. The strong performance in the fourth quarter reflects significant high margin software licensing revenues from major expansions of our solutions within our customer base.
We achieved the following milestones in fiscal 2005:
•	Signed 3 major new customers, including Sarasota Memorial Hospital and Oregon Health Sciences University, and greatly expanded our solutions to 17 new facilities within two large healthcare organizations in our existing customer base.

•	Achieved a 391% increase in software licensing revenues, a $3.6 million improvement, and a 106% increase in systems sales in 2005, when compared with 2004,

•	Achieved an 18% increase in our highly profitable ASPeNSM application hosting services revenues when compared with 2004,

•	Achieved an overall 26% increase in revenues when compared with 2004,

•	Achieved an 86% increase in operating profitability and continued operating profitability and positive net income for the sixth consecutive year, notwithstanding the very significant increase in our infrastructure costs to position the company for planned future growth, and

•	The stock market responded to our achievements by increasing our stock price from $3.07 at the end of fiscal 2004, to $7.00 at the end of fiscal 2005, or a 228% increase.”
Mr. Patsy continued, “We made major investments in our infrastructure throughout 2005 and to date, growing our staff approximately 40%, in order to take advantage of significant market opportunities. Accordingly, our operating expenses increased in three primary areas.
•	First, we invested in sales and marketing staff, which allowed the company to respond to increased sales opportunities,

•	Second, we invested in tradeshows, marketing collateral and marketing costs associated with the re-branding of the company as ‘Streamline Health’ in order to focus on new market opportunities involving business process improvement via workflow automation technologies, and

•	Third, we invested in research and development in order to expand our solution portfolio and bring several new workflow products to market.”
Paul W. Bridge, Jr., Streamline Health’s Chief Financial Officer, said, “Notwithstanding the increased investment in infrastructure as noted by Mr. Patsy, the significant increase in operating profit combined with the significant reduction in interest expense as a result of the refinancing of our long term-debt in July 2004, resulted in $1.7 million in earnings before income taxes in 2005, compared with $102 thousand in 2004.

Also, Streamline Health recorded a tax benefit of $897 thousand in 2005 and $420 thousand in 2004 as a result of a reduction in the valuation allowance, based on future earnings projections before income taxes, on the deferred tax assets relating primarily to the approximately $28 million tax loss carry forward.”
Mr. Bridge concluded, “Our 2006 operating plan is predicated on prudently investing in additional product development and sales and marketing staffs to enhance the current product line and provide the resources necessary to continue significant revenue growth in the years ahead. Our goal for 2006 is again to achieve approximately 20% to 25% growth in revenues.”
Mr. Patsy continued, “Our strategic focus for 2006 will be to make the necessary investments in personnel and infrastructure to execute our aggressive growth strategy. We will continue to make sound business decisions to significantly expand our business process management competency and workflow solutions set, strengthen our existing product line, enhance and expand our distribution capabilities through our current and new remarketing partners. We also look to enlarge our direct sales and marketing staff enabling us to apply additional resources to revenue opportunities.”
Mr. Patsy concluded, “Our vision is to offer an enterprise approach to managing critical document-centric information flows within healthcare organizations. We offer 5 key enterprise tools and/or technologies: document workflow, document management, portal connectivity, E-Forms and integration/interoperability with legacy systems. Our comprehensive solutions and services address and improve inefficient business processes to eliminate process “Friction PointsTM” that impede the flow of document-centric healthcare information throughout the healthcare enterprise.
The Company is prepared for significant expansion into new markets for solutions that address the business process improvement initiatives in numerous areas, including Health Information Management, Patient Financial Services, Supply Chain Management and Human Resources. We are very excited about our workflow and document management solutions that ‘make information flow’ seamlessly throughout healthcare organizations, thereby improving operating efficiencies. Our business solutions offer healthcare organizations the tools they need to provide improved productivity, reduced administrative costs, and enhanced patient care.”
CONFERENCE CALL INFORMATION
The fourth quarter and fiscal year end conference presentation and call will be held at 10:00 a.m. Eastern Time, on Thursday, March 30, 2006. The call will feature remarks from J. Brian Patsy, President and Chief Executive Officer, William A. Geers, Chief Operating Officer, and Paul W. Bridge, Jr., Chief Financial Officer.
To listen to the call please go to www.streamlinehealth.net or www.lanvision.com approximately twenty minutes before the conference call is scheduled to begin. You will need to register as well as download and install any necessary audio software. The webcast will be available on the LanVision website for 30 days.
About LanVision Systems, Inc., d/b/a Streamline Health
Streamline Health is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners, healthcare organizations, and customers to create and improve operational efficiencies through business process re-engineering and automation of demanding document-intensive environments. The company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes within the revenue cycle, such as remote coding, abstracting and chart completion, remote physician order processing, pre-admission registration scanning, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The solutions also integrate the workflow needs of the Human Resource and Supply Chain Management departments of the healthcare enterprise. All solutions are available for implementation on-site or through a remote hosting services model that better matches customers’ capital or operating budget needs.
The company’s solutions create an integrated repository of historical health information that is complementary and can be seamlessly used with existing clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including access using a web-browser through the Intranet/Internet. These integrated systems allow providers and administrators to dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart completion, document retention, and archiving.
Streamline Health provides its workflow and document management solutions at leading healthcare providers including Albert Einstein Healthcare Network, Beth Israel Medical Centers, Medical University Hospital Authority of South Carolina, Memorial Sloan-Kettering Cancer Center, Oregon Health Sciences University, Parkview Health, PeaceHealth, ProMedica Health System, Sarasota Memorial Hospital, Stanford Hospital and Clinics, St. Vincent’s Medical Center, Texas Health Resources, University of California – San Francisco Department of Medicine, University of Pittsburgh Medical Center, University of Virginia Health System, and Wake Forest University Baptist Medical Center.
For additional information please visit our website at http://www.streamlinehealth.net or www.lanvision.com.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by LanVision that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact that increased expenditures on infrastructure and products could have on operations which may not result in projected increases in revenues, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell LanVision products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the LanVision Systems, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
© 2006 LanVision Systems, Inc., Cincinnati, OH 45242.
Financial Statements Attached

LANVISION SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2006	2005	2006	2005
Revenues:
Systems sales	$3,778,511	$2,447,525	$6,112,727	$2,965,262
Services, maintenance and support	1,626,600	1,888,671	6,950,182	7,186,304
Application-hosting services	794,499	676,350	3,063,899	2,599,092

Total revenues	6,199,610	5,012,546	16,126,808	12,750,658

Operating expenses:
Cost of systems sales	858,073	1,514,001	2,256,046	2,331,176
Cost of services, maintenance and support	840,086	737,173	3,130,374	2,804,202
Cost of application-hosting services	298,339	248,864	1,050,470	916,737
Selling, general and administrative	1,657,023	822,680	4,968,303	3,701,443
Product research and development	637,927	509,687	2,983,293	2,061,207

Total operating expenses	4,291,448	3,832,405	14,388,486	11,814,765

Operating profit	1,908,162	1,180,141	1,738,322	935,893
Other income (expense):
Interest income	28,114	14,218	93,322	70,344
Interest expense	(40,846)	(52,644)	(147,933)	(904,314)

Earnings before income taxes	1,895,430	1,141,715	1,683,711	101,923
Income tax benefit	867,361	455,753	867,361	455,753

Net earnings	$2,762,791	$1,597,468	$2,551,072	$557,676

Basic net earnings per common share	$0.30	$0.18	$0.28	$0.06

Diluted net earnings per common share	$0.29	$0.17	$0.27	$0.06

Number of shares used in per common share computations — basic net earnings	9,152,824	9,084,477	9,121,369	9,067,816

Number of shares used in per common share computations — diluted net earnings	9,629,868	9,291,812	9,425,050	9,233,320

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31,
Assets	2006	2005
Current assets:
Cash and cash equivalents	$4,634,219	$4,181,073
Accounts receivable, net of allowance for doubtful accounts of $200,000, respectively	2,117,495	1,901,846
Contract receivables	2,268,913	1,404,364
Other, including deferred tax assets of $601,000 and $309,000, respectively	967,731	686,116

Total current assets	9,988,358	8,173,399

Property and equipment:
Computer equipment	2,120,321	1,501,796
Computer software	989,556	832,304
Office furniture, fixtures and equipment	736,858	537,137
Leasehold improvements	522,863	37,504

	4,369,598	2,908,741
Accumulated depreciation and amortization	(2,666,784)	(1,996,129)

	1,702,814	912,612
Capitalized software development costs, net of accumulated amortization of $4,033,232 and $3,233,228, respectively	2,706,697	2,056,701
Contract receivables — non-current	728,541	—
Other, including deferred tax assets of $1,274,000 and $669,000, respectively	1,306,741	850,523

	$16,433,151	$11,993,235

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,055,539	$886,090
Accrued compensation	1,139,587	276,292
Accrued other expenses	744,112	719,135
Deferred revenues	2,617,184	2,231,442
Current portion of capitalized leases	84,951	168,121
Current portion of long-term debt	1,000,000	—

Total current liabilities	6,641,373	4,281,080

Long-term debt	1,000,000	2,000,000
Capitalized leases	147,051	—
Lease incentives	293,409	—

Stockholders’ equity:
Convertible redeemable preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value per share, 25,000,000 shares authorized, 9,159,541 and 9,084,535 shares issued, respectively	91,595	90,845
Capital in excess of par value	35,090,302	35,002,961
Accumulated (deficit)	(26,830,579)	(29,381,651)

Total stockholders’ equity	8,351,318	5,712,155

	$16,433,151	$11,993,235

Consolidated Statements of Cash Flows

	Fiscal	Year
	2005	2004
Operating activities:
Net earnings	$2,551,072	$557,676
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,470,659	1,147,149
Net deferred income taxes	(897,000)	(420,000)
Change in allowance for doubtful accounts	—	(200,000)
Cash provided by (used for) assets and liabilities:
Accounts, contract and installment receivables	(1,808,739)	2,252,869
Other assets	10,385	(18,371)
Accounts payable	169,449	248,868
Accrued expenses	888,272	(197,769)
Deferred revenues	385,742	(126,089)

Net cash provided by operating activities	2,769,840	3,244,333

Investing activities:
Purchases of property and equipment	(867,620)	(374,818)
Capitalization of software development costs	(1,450,000)	(999,996)
Other	116,191	(135,773)

Net cash (used for) investing activities	(2,201,429)	(1,510,587)

Financing activities:
Proceeds from issuance of long-term debt	—	3,500,000
Repayment of long-term debt	—	(2,500,000)
Repayment of long-term accrued interest	—	(4,635,169)
Payment of capitalized leases	(203,356)	(220,199)
Exercise of stock options and stock purchase plan	88,091	75,459

Net cash (used for) financing activities	(115,265)	(3,779,909)

Increase (Decrease) in cash and cash equivalents	453,146	(2,046,163)
Cash and cash equivalents at beginning of year	4,181,073	6,227,236

Cash and cash equivalents at end of year	$4,634,219	$4,181,073

Supplemental cash flow disclosures:
Interest paid	$148,338	$5,517,465

Income taxes paid (refund)	$(27,972)	$49,615

Leasehold improvements (included in property and equipment) paid for by the landlord as a lease inducement	$326,000	$—

Capital Lease	$267,237	$—